EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements Nos. 33-91550, 333-25129 and 333-76879 of General Employment Enterprises, Inc. Stock Option Plans, on Form S-8 of our report dated November 19, 2008, relating to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the years ended September 30, 2008 and 2007.

/s/ BDO Seidman, LLP

Chicago, Illinois

November 24, 2008